NEWS RELEASE
                              Release:  IMMEDIATE
                              For:      Comtex News Network, Inc.
                                             (Symbol: CMTX)
Contact:  Amber Gordon
          703-820-2000

               COMTEX EXPANDS BOARD OF DIRECTORS;
                     NAMES TWO NEW DIRECTORS

ALEXANDRIA, VA, January 13, 2003 - Comtex News Network, Inc. (OTC
BB: CMTX) today announced that it has expanded its Board of Directors and named two new members to the Board. Messrs. Robert
J. Lynch, Jr. and William J. Howard were elected to the Board, effective immediately. Mr. John S. Brunette has resigned from the Board.

     Stephen W. Ellis, Chairman of the Company, said, "As Comtex develops new areas for growth and new ways to anticipate the needs of its clients, it's greatly beneficial to the Company for the Board to broaden and expand through adding new independent directors." Mr. Ellis added, "Bob Lynch and Will Howard bring years of high level financial and creative business development experience to the Company, and we welcome them to the Board."

     Mr. Lynch has been president of American & Foreign Enterprises, Inc. ("AFE"), an investment firm, for more than 20 years. Among its many enterprises, AFE is partnered with Hochtief, A.G., Germany's largest engineering/construction group. AFE has worked with international investment banks such as Goldman Sachs & Co., BV Bank of Munich and Citibank. Mr. Lynch has been a director of many public companies in various industries, including Dames & Moore (environmental/geotechnical engineering), Data Broadcasting Corporation (real-time financial market data) and Turner Construction Company.

     Mr. Howard has extensive experience in journalism, and is currently president of Discovery Tours LLC, a firm providing the tourism industry with documentaries on historical communities in the mid-Atlantic and Southern United States. He concurrently serves as chief financial officer of Expo Television Network LLC, a firm providing the hotel industry with coverage of major conventions. Mr. Howard has also participated in real estate development and the restoration of historical sites. In Maryland, he has received five Governor's Citations from three different governors for his Community Service work, particularly in Talbot County.

     Comtex News Network, Inc is a leading real-time news aggregator and distributor reaching millions of readers through more than 1,000 websites and applications throughout the world. Comtex is a one-stop shop for real-time news and content products used in applications serving the needs of the financial services industry, individual and institutional investors, corporate information markets, consumer websites and government and association markets. Headquartered in Alexandria, VA, Comtex can be found on the Web at http://www.comtexnews.net.
Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including the occurrence of unanticipated events or circumstances relating to the fact that Comtex is in a highly competitive industry subject to rapid technological, product and price changes. Other factors include the possibility that demand for the Company's products may not occur or continue at sufficient levels, changing global economic and competitive conditions, technological risks and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Comtex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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